Exhibit 10.5

ALST CASINO HOLDCO, LLC

2011 EQUITY PLAN

Purpose

The ALST Casino Holdco, LLC 2011 Equity Plan (the “Plan”) is designed to give selected officers, employees, consultants and service providers of ALST Casino Holdco, LLC (the “Company”) and its subsidiaries, including the members of the Board of Managers of the Company (the “Board”), the right to acquire an ownership interest in the Company and an incentive to help grow the business of the Company.

The Plan is effective as of December 6, 2011 (the “Effective Date”).

Capitalized terms used but not defined herein have the meanings given such terms in the Amended and Restated Operating Agreement of the Company (the “LLC Agreement”).

Units Authorized

As of the Effective Date, there are a maximum of 43,200 Units authorized for issuance as Incentive Units under the Plan. From time to time, the Board may also issue Units (other than Incentive Units) to members of the Board to the extent permitted by the LLC Agreement and authorized by the Board.

Each participant in the Plan who receives interests in the Company (if not already a member of the Company) must execute a Joinder to the LLC Agreement, pursuant to which the participant shall become a Member of the Company and agrees to be bound by the terms and conditions of the LLC Agreement.

Incentive Units issued under the Plan will entitle the holder thereof to share in the proceeds received by the Company in a Capital Transaction, prorate in accordance with such holder’s then-current Percentage Interest, subject to application of the Incentive Unit Distribution Threshold (in the case of the Initial Incentive Units), or the applicable Incremental Distribution Threshold (in the case of Subsequent Incentive Units), and subject to the terms of the LLC Agreement and any applicable award agreement.

Administration

The Plan will be administered by the Board or a committee appointed by the Board (the “Administrator”).

Subject to the terms of the LLC Agreement, the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to:

•     designate participants and determine the amount of awards under the Plan to be made to any participant;

•    determine the terms and conditions of any awards made under the Plan;

•    determine whether, to what extent, and under what circumstances awards made under the Plan may be canceled, forfeited or suspended and the method or methods by which the awards made under the Plan may be settled, canceled, forfeited or suspended;

•    make appropriate adjustments in order to minimize the accounting impact of the awards made under the Plan;

•    interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or any awards made under, the Plan;

•    establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

•    make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan or required under the LLC Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any awards made under the Plan shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all participants and any beneficiary of awards made under the Plan.

The Administrator’s determinations need not be the same with respect to each participant (whether or not such participants are similarly situated). All expenses associated with the administration of the Plan shall be borne by the Company.

Grants of Awards; Participation	The Administrator will select the officers, employees, consultants and service providers of the Company eligible to participate in the Plan.
Profits Interest Treatment; Section 83(b) Election

Incentive Units granted under the Plan are intended to qualify as “profits interests” for U.S. federal income tax purposes.

Unless otherwise determined by the Board, it shall be a condition subsequent to any participant’s receipt of any Incentive Unit subject to vesting that such participant makes an election under Section 83(b) of the Code within thirty (30) days of the receipt of such Incentive Unit.

Restrictions on Transfer

Incentive Units may not be transferred, sold or otherwise disposed of without the consent of the Administrator in its sole discretion, except in connection with a Capital Transaction entered into by the Company. Any permitted transfers of Incentive Units shall be subject to the terms of the LLC Agreement and applicable law (including compliance with the U.S. Securities Act of 1933, as amended).

Vesting

The Units awarded under the Plan may be granted subject to vesting in accordance with a vesting schedule to be determined in the sole discretion of the Administrator and set forth in an award agreement.

Termination of Employment or Service; Repurchase of Incentive Units

Unless otherwise provided in an award agreement, upon the termination of the employment or service of a Member: (i) all unvested Incentive Units held by such Member and his Permitted Transferees shall be forfeited without the payment of any consideration, and (ii) the Administrator shall have the right to cause the Company to call any vested Incentive Units pursuant to such procedures as determined by the Administrator, at a repurchase price determined by the Administrator (which price shall not exceed the fair market value of such vested Incentive Units) and may include interest from and after the date of repurchase until the closing of such sale as determined by the Administrator.

Distributions	The Incentive Units shall be entitled to such distributions as set forth in the LLC Agreement and the award agreement.
No Voting/ Governance/ Information Rights

The Members will have no voting, governance or information rights. Specifically, unless otherwise determined by the Administrator (subject to the LLC Agreement), Members in their capacity as such shall have none of the rights of “Members” of the Company except as expressly provided in the LLC Agreement, the Plan or the applicable award agreement, and Incentive Units shall constitute non-voting Profits Interests that participate only to the extent described in the Plan and the LLC Agreement.

Representations

The Incentive Units shall be issued subject to the understanding that the participant is acquiring the Incentive Units for the participant’s own account for investment and not with a view to a sale or distribution thereof, and that the participant has received, read and had an opportunity to ask questions about the Plan and the LLC Agreement. The Administrator may, in its sole discretion, require any participant acquiring Incentive Units pursuant to the Plan to represent to and agree with the Company in writing, in substance and form satisfactory to the Company, to such effect and to such other effect as it may deem necessary or appropriate in order to comply with (i) applicable laws or (ii) covenants or representations made by the Company in connection with any offering of its securities.

Amendment or Termination

The Plan may be amended or terminated at the sole discretion of the Board, subject to the terms of the LLC Agreement, provided that no amendment shall materially adversely affect outstanding awards without the consent of the holder of such awards (except for amendments permitted or required under the LLC Agreement). Termination of the Plan shall not affect any Incentive Units previously granted.
Written Agreement	Each issuance and/or grant of Incentive Units or Units hereunder shall be embodied in a written agreement and shall be subject to the terms and conditions set forth herein.
No Right to Employment

Nothing in the Plan shall interfere with or limit in any way the right of the Company or its subsidiaries to terminate any participant’s employment or engagement at any time, or confer upon any participant any right to continue to be employed or engaged by the Company or its subsidiaries for any period of time or to continue to receive such participant’s current (or other) rate of compensation. No person shall have a right to be selected as a participant or, having been so selected, to be selected again as a participant in the Plan.

Withholding Taxes

A participant may be required to pay to the Company, and the Company and its affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under any Incentive Unit, under the Plan or from any other amount owing to a participant (including in connection with any transfers), the amount (in cash, securities or other property) of any applicable federal, state, or local withholding taxes in respect of a Incentive Unit or any payment or transfer under a Incentive Unit or the Plan and to take such other action as may be necessary in the discretion of the Administrator to satisfy all obligations for the payment of such taxes.

Special Incentive Compensation

By acceptance of an award hereunder, each participant shall be deemed to have agreed that such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Company or any of its affiliates.

Severability

If any term, provision, covenant or restriction contained in the Plan is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

Interpretation

The Plan is subject to the LLC Agreement, and the terms and provisions of the LLC Agreement are hereby incorporated herein by reference. Unless otherwise expressly provided, in the event of a conflict between any term or provision contained herein and a term or provision of the LLC Agreement, the applicable terms and provisions of the LLC Agreement shall govern and prevail.

Successors and Assigns

The Plan and any award agreements hereunder shall be binding upon and inure to the benefit of the Company and its successors and assigns, including any person which is a successor to the Company, and each participant and any subsequent permitted holders of the Incentive Units granted hereunder and the respective successors, heirs and assigns of each of them, so long as they hold Incentive Units.

Section 409A

The Company intends that award of Incentive Units under the Plan shall be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, to the extent that the Plan or any part thereof is deemed to be a non-qualified deferred compensation plan subject to Section 409A of the Code and the Treasury regulations (including proposed regulations as applicable) and other guidance promulgated thereunder, (a) the provisions of the Plan shall be interpreted in a manner to the maximum extent possible to comply with Section 409A of the Code in accordance with Section 409A of the Code and (b) the Company may amend the Plan for purposes of complying with Section 409A the Code promptly upon issuance of any Treasury regulations or guidance thereunder. Notwithstanding the foregoing, neither the Company nor any affiliate shall have any obligation to indemnify or otherwise hold a participant (or any beneficiary) harmless from any or all taxes or penalties that may arise under Section 409A of the Code.

ERISA Considerations

The Plan is intended to be an incentive bonus program and is not intended to provide retirement income. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Governing Law; Waiver of Jury Trial

The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without reference to its principles of conflict of laws. Each participant, by accepting an award under the Plan, agrees to waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to the Plan or the other agreements and instruments delivered hereunder or the transactions contemplated hereby or thereby.

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